Exhibit 8.1

TOP Ships Inc. 1 Vas. Sofias and Meg. Alexandrou Street 15124 Maroussi Greece
Our reference: 32408.50008/80738304v3

July 1, 2022

TOP Ships Inc.: Exhibit 8.1 Opinion

To Whom It May Concern:

We have acted as counsel to TOP Ships Inc., a Marshall Islands corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form F-1 (Registration No. 333- , as amended or supplemented from time to time, the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the "Commission") on the date hereof relating to the registration for resale, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), of 14,303,000 of the Company’s common shares, par value $0.01 per share (the "Warrant Shares") issuable on exercise of certain outstanding warrants to purchase common shares of the Company issued on June 7, 2022 (the “Warrants”).

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and the prospectus included therein (the “Prospectus”); and

(ii)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have reviewed the discussion set forth in the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the "Annual Report"), which is incorporated by reference into the Registration Statement, in the section entitled "Item 10. Additional Information—E. Taxation—United States Federal Income Tax Consequences." Based on the representations, covenants, assumptions, conditions and qualifications described in such section, and taking into account the fact that the discussions set forth in such section do not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Warrant Shares, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the discussions set forth in such section, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, constitute our opinion with respect to the material U.S. federal income tax consequences of the ownership and disposition of the Warrant Shares as of the date of the Registration Statement, and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion). We express no opinion as to any U.S. federal income tax consequences other than the opinion set forth above. Except as set forth in the paragraph below concerning Marshall Islands tax considerations, we express no opinion with respect to tax consequences under any state, local, or non-U.S. tax law.

We have reviewed the discussion set forth in the Annual Report in the section entitled "Item 10. Additional Information—E. Taxation—Marshall Islands Tax Consequences." Based on the facts as set forth in the Registration Statement, the Prospectus and the Annual Report, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the statements in such discussion, to the extent they constitute legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

Our opinions and the tax discussion as set forth in the Annual Report are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents and case law, and the law of the Republic of the Marshall Islands as in effect on the date hereof, any of which may be changed at any time with retroactive effect. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP